                                                                 Exhibit (16)(n)

                    THE ARCH FUND, INC.
                    EXHIBIT 16
                    TOTAL RETURN
                    INVESTOR (B) SHARES
                    CDSC CALCULATIONS
DATE AS OF:                  11/30/97
DATE AS OF:                  11/30/97
===============================================================================
                    INTERNATIONAL EQUITY PORTFOLIO

AVERAGE ANNUAL TOTAL RETURN
WITH CDSC OF:         5.00%
---------------------------


T=(ERV/P)-1/N-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000

          N=        NUMBER OF DAYS


EXAMPLE:

 SINCE INCEPTION:   ( 04/04/94 TO  11/30/97 ):
                    (  1,183.8 /1,000-(1/(     1337 /365))-1)=    4.71%
 ONE YEAR:          ( 12/01/96 TO  11/30/97 ):
                    (    968.7 /1,000-(1/(      365 /365))-1)=   -3.13%


AGGREGATE TOTAL RETURN
WITH CDSC OF:         5.00%
---------------------------


T=(ERV/P)-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000



EXAMPLE:

 YEAR TO DATE:      ( 01/01/97 TO 11/30/97):
                    (    970.7 /1,000)-1=          -2.93%
 QUARTERLY:         ( 09/01/97 TO 11/30/97):
                    (    916.5 /1,000)-1=          -8.35%
 MONTHLY:           ( 11/01/97 TO 11/30/97):
                    (    927.9 /1,000)-1=          -7.21%
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                    THE ARCH FUND, INC.
                    EXHIBIT 16
                    TOTAL RETURN
                    INVESTOR (B) SHARES
                    CDSC CALCULATIONS (NO LOAD)
                    INTERNATIONAL EQUITY PORTFOLIO

AVERAGE ANNUAL TOTAL RETURN
WITH CDSC OF:         0.00%
---------------------------


T=(ERV/P)-1/N-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000

          N=        NUMBER OF DAYS


EXAMPLE:

 SINCE INCEPTION:   ( 04/04/94 TO  11/30/97 ):
                    (  1,213.8 /1,000-(1/(     1337 /365))-1)=    5.43%
 ONE YEAR:          ( 12/01/96 TO  11/30/97 ):
                    (  1,018.2 /1,000-(1/(      365 /365))-1)=    1.82%


AGGREGATE TOTAL RETURN
WITH CDSC OF:         0.00%
---------------------------


T=(ERV/P)-1

WHERE:    T=        TOTAL RETURN

          ERV=      ENDING REDEEMABLE VALUE AT THE END
                    OF THE PERIOD OF A HYPOTHETICAL
                    $1,000 INVESTMENT MADE AT THE
                    BEGINNING OF THE PERIOD.

          P=        A HYPOTHETICAL INITIAL PAYMENT OF $1,000



EXAMPLE:

 YEAR TO DATE:      ( 01/01/96 TO 11/30/97):
                    (  1,020.7  /1,000)-1=           2.07%
 QUARTERLY:         ( 09/01/97 TO 11/30/97):
                    (    964.8 /1,000)-1=           -3.52%
 MONTHLY:           ( 11/01/97 TO 11/30/97):
                    (   976.8 /1,000)-1=            -2.32%